2 Safe Harbor 3Q25 Earnings Call Presentation This presentation may include certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Pangaea’s and managements’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Pangaea’s business. These risks, uncertainties and contingencies include: business conditions; weather and natural disasters; changing interpretations of GAAP; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments; requirements or changes adversely affecting the business in which Pangaea is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of logistics and shipping services; general economic conditions; geopolitical events and regulatory changes; and other factors set forth in Pangaea’s filings with the Securities and Exchange Commission and the filings of its predecessors. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that certain of Pangaea’s financial results are unaudited and do not conform to SEC Regulation S-X and as a result such information may fluctuate materially depending on many factors. Accordingly, Pangaea’s financial results in any particular period may not be indicative of future results. Pangaea is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

3 3Q25 Performance Highlights Seasonal arctic activity drives strong earnings and operating cash flow Strong seasonal demand in arctic trade routes drove high utilization and supported premium TCE returns amid dry bulk market uncertainty, with TCE rates outperforming benchmark Panamax, Supramax and Handysize indices by 10%. Adjusted EBITDA of $28.9 million, increase of 20% year-over-year, driven by a 22% increase in shipping days and improved market rates. Third quarter 2025 cash flow from operations was $28.6 million, combined with strategic fleet renewal and financing initiatives during the quarter resulted in unrestricted cash and cash equivalents of $94.0 million at quarter-end. As of November 6, 2025, booked 4,210 days at an average of $17,107/day driven by arctic activity early in the quarter and favorable dry bulk market pricing. In October 2025, entered into an agreement to sell the 2005-built Bulk Freedom for $9.6 million; expected to complete in the fourth quarter of 2025 and generate a gain of approximately $2.7 million. Third quarter 2025 GAAP net income of $12.2 million, or $0.19 per share and Adjusted net income of $11.2 million, or $0.17 per share. Share repurchases during the third quarter totaled 200,518 at an average price of $4.96 per share, leaving $13 million of availability under the current share repurchase authorization.

4 3Q 2025 Performance Summary Adjusted EBITDA $s in Millions Adjusted EPS $s per Share TCE Rate $s per Shipping Day Operating Cash Flow $s in Millions

5 Outperforming Industry Benchmark Our TCE has exceeded the market by an average of 24% on a trailing 5-year basis Cargo Focused Business Model Consistently Delivers Above-Market Performance • Current 4Q25 booked TCE rate of $17,107, a 12% premium to the market average through the quarter.* • Our niche, higher-margin trades, long-term COAs and charter-in strategy remain key areas of differentiation. * Q4 25 estimated TCE performance based on shipping days booked as of November 6, 2025 **Average of the published Panamax, Supramax and Handysize indices, net of commission

6 Return of Capital Program Quarterly cash dividend and share repurchase program, support long-term shareholder value creation Annual Dividend Payout Ratio % of Adjusted Net Income Total Annual Cash Dividend Paid $s per Share Annual Dividend Coverage Ratio Ratio of Operating Cash Flow to Dividends Issued Strong cash flow and profitability support consistent return of capital through the cycle Dividend payout continues amid strategic execution and fleet growth $15 million repurchase authorization allows for flexible and opportunistic capital deployment

7 Balance Sheet Update Ample liquidity to support ongoing growth of business Continue to opportunistically invest in modern and compliant vessel fleet to meet customer cargo requirements on demand Robust operating cash flow and opportunistic vessel financings, contributed to $94 million in available cash & liquidity at the end of 3Q25 Capital allocation priorities will be balanced between debt repayment, fleet investment, opportunistic M&A and shareholder returns 1) Total net debt as of 12/31/24 reflects $100mm in incremental finance lease obligations assumed as part of the SSI acquisition, which closed on 12/30/24. 2) Total net debt and total cash for 3Q25 (as of 9/30/25) exclude $0.3 million in restricted cash related to a bank guarantee issued in connection with the Company’s insurance arrangements. (1) (2) (2)

Macro Shipping Outlook

Focused on providing comprehensive logistics solutions with targeted dry bulks



Near Term Outlook

(Q4 2025 & 1H 2026)

- Continued U.S. infrastructure investment and economic growth creates favorable tailwinds for construction related raw materials.
- Trade policy uncertainty and geopolitical disruptions continue to delay long-term trade route decisions and impact trade patterns for commodities.

Medium Term Outlook

(2026 - 2027)

- Supply growth expected to decelerate in 2026 due to fewer new orders and limited scrapping, driven by emissions and regulatory uncertainty.
- Global GDP growth currently expected to remain stable at ~+3% with bulk demand improving into 2026 vs. 2025.
- Effective industry capacity continue to be limited due to emissions-driven fleet inefficiencies and increased dry-docking days.

Long-Term Outlook

(2028 & Beyond)

- Clarity in emissions free fuel alternatives creates opportunity for fleet renewal and niche offerings.
- Supply chain reorganizations provide the opportunity for the Company to grow its logistics offerings with new and existing customers.
- Emissions regulations will continue to put pressure on markets as fleets age amid limited new and compliant vessels are built.

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9 Value Creation Strategy Durable business model insulated from macro volatility – focused on deploying capital to drive above-sector growth Integrated shipping- logistics model • Provide solutions to customer supply chain issues • More efficient, lower total cost of delivery for customer • Adds volume and margins to PANL ocean freight offerings High fleet utilization • Utilize chartered in fleet to arbitrage vessel positions and provide more revenue days Organic investment • Expand capabilities to offer cargo movement beyond ocean transportation • Expand owned fleet for growth using our unique business plan • Apply consistent approach to expand and renew fleet Inorganic investment • Purchase vessels in support of existing long-term COAs, to maximize returns • Acquire logistics companies to grow in logistics sector Return of capital • Sustain consistent dividend approach, not a payout formula • Conserve capital for fleet renewal and opportunistic growth • Compensate for volatility of sector by maintaining reasonable liquidity Balance sheet optionality • Promote historical lending relationships, sustainable business plan, and consistent performance to help provide favorable lending terms • Maintain low net leverage and substantial free cash generation to provide flexibility in financing growth projects • Consider joint ventures to help mitigate risks and create synergies

10 Investment Conclusion Small-cap growth play with stable return of capital program Integrated shipping-logistics model delivering consistent, above-market returns Focused on consistently high fleet utilization to drive operating leverage Positioned to benefit from tightening global supply of dry-bulk vessels amid continued demand growth On-shore logistics offering provides significant, incremental revenue opportunities Leading position within Ice-Class trades supports superior earned TCE rates Disciplined capital allocation strategy Long-term cargo-based contracts provide multi-year demand visibility Significant balance sheet optionality to pursue growth, low net leverage

Confidential: Pangaea Logistics Solutions Appendix

12 Selected Balance Sheet Data September 30, 2025 December 31, 2024 (in thousands,may not foot due to rounding) Current Assets Cash and cash equivalents $ 94,020 $ 86,805 Accounts receivable, net 45,566 42,371 Other current assets 73,036 62,818 Total current assets $ 212,623 $ 191,994 Restricted cash 270 — Fixed assets, including finance lease right of use assets, net 711,350 736,598 Goodwill 3,105 3,105 Other Non-current Assets 4,798 4,761 Total assets $ 932,146 $ 936,457 Current liabilities Accounts payable, accrued expenses and related party payable $ 64,513 $ 47,763 Current portion long-term debt and finance lease liabilities 46,980 44,687 Other current liabilities 19,432 16,658 Total current liabilities 130,925 109,108 Secured long-term debt and finance lease liabilities, net 335,660 352,685 Total Pangaea Logistics Solutions Ltd. equity 420,262 427,822 Non-controlling interests 45,298 46,843 Total stockholders' equity 465,560 474,664 Total liabilities and stockholders' equity $ 932,146 $ 936,457

Selected Income Statement Data

(in thousands,may not foot due to rounding)	**Three Months Ended September 30, 2025**		**Nine Months Ended September 30, 2025**	
Revenues:				
Voyage revenue	$ 155,271	$ 145,120	$ 411,200	$ 356,506
Charter revenue	9,298	4,860	26,141	23,738
Terminal & stevedore revenue	4,101	3,135	10,820	9,117
Total revenue	168,670	153,115	448,161	389,361
Expenses:				
Voyage expense	73,208	71,540	211,297	169,805
Charter hire expense	33,882	36,511	82,947	96,339
Vessel operating expenses	21,736	13,885	67,289	41,290
Terminal Expenses	3,134	2,417	8,372	7,325
General and administrative	9,882	6,042	24,328	18,350
Depreciation and amortization	10,214	7,719	30,735	22,609
Gain on sale of vessel and equipment	(309)	—	(309)	—
Total expenses	151,748	138,114	424,659	355,718
Income from operations	16,922	15,001	23,502	33,644
Total other expense, net	(3,935)	(8,944)	(15,613)	(10,927)
Net income	12,988	6,057	7,889	22,716
Income attributable to non-controlling interests	(779)	(946)	(403)	(2,248)
Net income attributable to Pangaea Logistics Solutions Ltd.	$ 12,208	$ 5,111	$ 7,485	$ 20,468
Adjusted EBITDA [1]	$ 28,895	$ 24,026	$ 59,276	$ 60,006

[1] Adjusted EBITDA is net income (or loss) under U.S. GAAP, excluding interest expense and income, income taxes, depreciation and amortization, impairment losses, gain or loss on vessel sales, sale and leaseback losses, share-based compensation, non-operating items, and other non-recurring items. Management and certain investors use Adjusted EBITDA to assess operating performance, and Pangaea's Board reviews it periodically. It is a non-GAAP measure and may differ from definitions used by other companies.

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14 Reconciliation of Non-GAAP Measures (in thousands, figures may not foot due to rounding) Three Months Ended September 30, 2025 Three Months Ended September 30, 2024 Nine Months Ended September 30, 2025 Nine Months Ended September 30, 2024 Net Transportation and Service Revenue Gross Profit $ 26,545 $ 21,085 $ 47,624 $ 52,076 Add: Vessel Depreciation and amortization 10,165 7,678 30,632 22,527 Net transportation and service revenue $ 36,709 $ 28,762 $ 78,257 $ 74,602 Adjusted EBITDA Net income $ 12,988 $ 6,057 $ 7,889 $ 22,716 Interest expense, net 5,555 3,808 16,993 9,931 Income (loss) attributable to Non-controlling interest recorded as long-term liability interest expense — (274) — 421 Depreciation and amortization 10,214 7,719 30,735 22,609 Income tax provision (included in Other income) 499 109 821 211 EBITDA (Non-GAAP) $ 29,255 $ 17,419 $ 56,438 $ 55,888 Adjustments to EBITDA Gain on sale of vessel and equipment (309) — (309) — Share-based compensation 614 646 2,695 2,313 Unrealized gain (loss) on derivative instruments, net (666) 5,961 452 1,804 Adjusted EBITDA $ 28,895 $ 24,026 $ 59,276 $ 60,006

15 Reconciliation of Non-GAAP Measures In thousands, except per share amounts (earnings per common share and adjusted earnings per common share). Three Months Ended September 30, 2025 Three Months Ended September 30, 2024 Nine Months Ended September 30, 2025 Nine Months Ended September 30, 2024 Earnings Per Common Share Net income attributable to Pangaea Logistics Solutions Ltd. $ 12,208 $ 5,111 $ 7,485 $ 20,468 Weighted average number of common shares - basic 63,729 45,280 63,901 45,257 Weighted average number of common shares - diluted 64,823 46,011 65,009 45,948 Earnings per common share - basic $ 0.19 $ 0.11 $ 0.12 $ 0.45 Earnings per common share - diluted $ 0.19 $ 0.11 $ 0.12 $ 0.45 Adjusted EPS Net income attributable to Pangaea Logistics Solutions Ltd. $ 12,208 $ 5,111 $ 7,485 $ 20,468 Non-GAAP Add: Gain on sale of vessel and equipment (309) — (309) — Unrealized loss on derivative instruments (666) 5,961 452 1,804 Non-GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd. $ 11,234 $ 11,072 $ 7,628 $ 22,272 Weighted average number of common shares - basic 63,729 45,280 63,901 45,257 Weighted average number of common shares - diluted 64,823 46,011 65,009 45,948 Adjusted EPS - basic $ 0.18 $ 0.24 $ 0.12 $ 0.49 Adjusted EPS - diluted $ 0.17 $ 0.24 $ 0.12 $ 0.48